Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)  ☐

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

National Banking Association (State of incorporation if not a U.S. national bank)	04-3401714 (I.R.S. Employer Identification Number)

250 Royall Street, Canton, MA (Address of principal executive offices)	02021 (Zip Code)

GENER8 MARITIME, INC.

(Exact name of obligor as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	66-0716485 (I.R.S. Employer Identification Number)

299 Park Avenue New York, New York (Address of principal executive offices)	10171 (Zip Code)

TABLE OF ADDITIONAL REGISTRANTS

Exact name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Companion Ltd.	Bermuda	98-0471656
Compatriot Ltd.	Bermuda	98-0471657
Consul Ltd.	Bermuda	98-0471659
Contest Ltd.	Bermuda	98-0481426
Gener8 Andriotis LLC	Marshall Islands	66-0846069
Gener8 Apollo LLC	Marshall Islands	66-0845397
Gener8 Ares LLC	Marshall Islands	66-0845392
Gener8 Athena LLC	Marshall Islands	66-0845391
Gener8 Chiotis LLC	Marshall Islands	66-0845983
Gener8 Constantine LLC	Marshall Islands	66-0845394
Gener8 Ethos LLC	Marshall Islands	66-0845428
Gener8 Hector LLC	Marshall Islands	66-0845427
Gener8 Hera LLC	Marshall Islands	66-0845395
Gener8 Macedon LLC	Marshall Islands	66-0845430
Gener8 Maritime Management LLC	Marshall Islands	98-0385293
Gener8 Maritime Subsidiary II Inc.	Marshall Islands	98-0666034
Gener8 Maritime Subsidiary Inc.	Marshall Islands	66-0840043
Gener8 Maritime Subsidiary NEW IV Inc.	Marshall Islands	66-0845389
Gener8 Maritime Subsidiary V Inc.	Marshall Islands	66-0818331
Gener8 Maritime Subsidiary VI Inc.	Marshall Islands	66-0762158
Gener8 Maritime Subsidiary VII Inc.	Marshall Islands	66-0845347
Gener8 Maritime Subsidiary VIII Inc.	Marshall Islands	66-0845275
Gener8 Miltiades LLC	Marshall Islands	66-0845905
Gener8 Nautilus LLC	Marshall Islands	66-0845432
Gener8 Neptune LLC	Marshall Islands	66-0845396
Gener8 Nestor LLC	Marshall Islands	66-0845426
Gener8 Noble LLC	Marshall Islands	66-0845429
Gener8 Oceanus LLC	Marshall Islands	66-0845431
Gener8 Perseus LLC	Marshall Islands	66-0845499
Gener8 Strength LLC	Marshall Islands	66-0845879
Gener8 Success LLC	Marshall Islands	47-4978120
Gener8 Supreme LLC	Marshall Islands	66-0845729
Gener8 Theseus LLC	Marshall Islands	66-0845497
GMR Agamemnon LLC	Liberia	98-0395170
GMR Argus LLC	Marshall Islands	98-0395206
GMR Atlas LLC	Marshall Islands	98-0666042
GMR Daphne LLC	Marshall Islands	98-0588044
GMR Defiance LLC	Liberia	98-0425179
GMR Elektra LLC	Marshall Islands	98-0588046
GMR George T LLC	Marshall Islands	98-0550184
GMR Harriet G LLC	Liberia	98-0486381
GMR Hercules LLC	Marshall Islands	98-0666039
GMR Horn LLC	Marshall Islands	98-0395220
GMR Kara G LLC	Liberia	98-0513241
GMR Maniate LLC	Marshall Islands	98-0666040
GMR Orion LLC	Marshall Islands	98-0395227
GMR Phoenix LLC	Marshall Islands	98-0395229
GMR Poseidon LLC	Marshall Islands	98-0666041
GMR Spartiate LLC	Marshall Islands	98-0666037
GMR Spyridon LLC	Marshall Islands	98-0395238
GMR St. Nikolas LLC	Marshall Islands	98-0555133
GMR Strength LLC	Liberia	98-0425181
GMR Ulysses LLC	Marshall Islands	98-0666035
GMR Zeus LLC	Marshall Islands	98-0666038
Unique Tankers LLC	Marshall Islands	66-0795540
Victory Ltd.	Bermuda	98-0471655
Vision Ltd.	Bermuda	98-0471654

299 Park Avenue New York, New York (Address of principal executive offices of additional registrants)	10171 (Zip Code)

Debt Securities

(Title of the indenture securities)

Item 1.                                                         General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY  10017-2613

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.                                                         Affiliations with the obligor.  If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.                                                  List of exhibits.  List below all exhibits filed as a part of this statement of eligibility.

1.            A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-179383)

2.            A copy of the certificate of authority of the trustee to commence business.  (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-179383)

3.            See exhibits 1 and 2.

4.             A copy of the existing bylaws of the trustee, as now in effect.  (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-179383)

6.             The consent of the Trustee required by Section 321(b) of the Act.

7.             A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Hamlet of Hauppauge, and State of New York, on the 23rd day of December 2016.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Michael A. Smith
Michael A. Smith Trust Officer

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of GENER8 MARITIME, INC.’s debt securities, Computershare Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Michael A. Smith
Michael A. Smith Trust Officer

Hauppauge, New York
December 23, 2016

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

250 Royall Street, Canton, MA 02021

at the close of business June 30, 2016.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	-0-
Interest-bearing balances	-0-
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	18,660
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	-0-
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	7,756
Other intangible assets	-0-
Other assets	734
Total assets	27,150

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	2,482
Total liabilities	2,482
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	18,894
Retained earnings	5,274
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	24,668
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	24,668
Total liabilities and equity capital	27,150

I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Robert G. Marshall

Assistant Controller